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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 filed on or about July 19, 1999, to register 4,000,000 shares of Summit Technology, Inc.'s common stock, of our report dated June 2, 1998, included in Autonomous Technologies Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

July 19, 1999
   Orlando, Florida